CLEARWATER PAPER CORPORATION STRATEGIC UPDATES AND FOURTH QUARTER EARNINGS RELEASE MATERIALS FEBRUARY 20, 2024 ARSEN KITCH President, Chief Executive Officer and Director SHERRI BAKER Senior Vice President and Chief Financial Officer

Cautionary Statement Regarding Forward Looking Statements This presentation of supplemental information contains, in addition to historical information, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding the proposed Augusta manufacturing facility acquisition; the expected timing and impact of the proposed acquisition; the expected benefits and opportunities resulting from the proposed acquisition; the Company’s intention to explore strategic options for its tissue business and focus on growth in paperboard; order patterns; product demand and industry trends; production targets; impact of inflation of raw material and energy; assumptions for Q4 2023 and full year 2023, including maintenance outage impacts, operational factors, interest, capital, lower input costs, depreciation and amortization and income tax; our capital allocation priorities; our strategy, including achieving target leverage ratio and maintaining liquidity; expectations regarding the paperboard and tissue markets; inventory management; the redemption of our notes; our financial flexibility; and repurchases under existing share buyback authorization. These forward- looking statements are based on management’s current expectations, estimates, assumptions and projections that are subject to change. Our actual results of operations may differ materially from those expressed or implied by the forward-looking statements contained in this presentation. Important factors that could cause or contribute to such differences include the risks and uncertainties described from time to time in the Company's public filings with the Securities and Exchange Commission, including but not limited to the following: competitive pricing pressures for our products, including as a result of capacity additions, demand reduction and the impact of foreign currency fluctuations on the pricing of products globally; the loss of, changes in prices in regard to, or reduction in, orders from a significant customer; changes in the cost and availability of wood fiber and wood pulp; changes in energy, chemicals, packaging and freight costs and disruptions in transportation services impacting our ability to receive inputs or ship products to customers; changes in customer product preferences and competitors' product offerings; larger competitors having operational, financial and other advantages; consolidation and vertical integration of converting operations in the paperboard industry; changes in the U.S. and international economies and in general economic conditions in the regions and industries in which we operate; manufacturing or operating disruptions, including equipment malfunctions and damage to our manufacturing facilities; cyber-security risks; our ability to successfully execute capital projects and other activities to operate our assets, including effective maintenance, implement our operational efficiencies and realize higher throughput or lower costs; IT system disruptions and IT system implementation failures; labor disruptions; cyclical industry conditions; changes in expenses, required contributions and potential withdrawal costs associated with our pension plans; environmental liabilities or expenditures and climate change; reliance on a limited number of third-party suppliers, vendors and service providers required for the production of our products and our operations; our ability to attract, motivate, train and retain qualified and key personnel; ability to service our debt obligations and restrictions on our business from debt covenants and terms; changes in our banking relations, or in our customer supply chain financing; negative changes in our credit agency ratings; and changes in laws, regulations or industry standards affecting our business. Forward-looking statements contained in this presentation present management’s views only as of the date of this presentation. We undertake no obligation to publicly update forward-looking statements or to retract future revisions of management's views based on events or circumstances occurring after the date of this presentation. Non-GAAP Financial Measures This presentation includes certain financial measures that are not calculated in accordance with GAAP, including Adjusted EBITDA, Adjusted Income, Adjusted income per diluted share, free cash flow and net debt. The Company’s management believes that the presentation of these financial measures provides useful information to investors because these measures are regularly used by management in assessing the Company’s performance. These financial measures should be considered in addition to results prepared in accordance with GAAP but should not be considered substitutes for or superior to GAAP results. In addition, these non-GAAP financial measures may not be comparable to similarly-titled measures utilized by other companies, since such other companies may not calculate such measure in the same manner as we do. A reconciliation of these measures (Adjusted EBITDA, Adjusted Income, Adjusted income per diluted share, free cash flow and net debt) to the most relevant GAAP measure is available in the appendix of this presentation. FORWARD LOOKING STATEMENTS © Clearwater Paper Corporation 2024 2

STRATEGIC UPDATES © Clearwater Paper Corporation 2024 3

AUGUSTA MANUFACTURING FACILITY ACQUISITION – STRATEGIC RATIONALE © Clearwater Paper Corporation 2024 Our strategy is to strengthen our position as a premier, independent supplier of paperboard products to North American converters • ~10 million ton North America paperboard market, growing and well positioned to capitalize on sustainable consumer packaging trends • With the pending Augusta facility acquisition, Clearwater Paper will be well positioned to serve customers with improved scale and cost structure, delivering quality, service, and product innovation • We will continue to look at other growth opportunities to support this strategy, including additional substrates that add to our customer value proposition Adjusted EBITDA and cash flow accretion • The Augusta manufacturing facility is projected to be Adjusted EBITDA accretive in the first 12 months following the completion of the acquisition • Targeting to increase Adjusted EBITDA annual run rate by $40 to $50 million by end of 2026 through volume and cost synergies Our balance sheet is well positioned for this growth opportunity • $450 million of debt reduction since 2020, net debt to Adjusted EBITDA leverage ratio ~1.5x at year end • Proven track record of cash flow generation and ability to de-leverage We’ll evaluate strategic options for our tissue business as we grow in paperboard • Well run tissue business that generated >$1 billion in sales and $150 million in adjusted EBITDA in 2023 • We believe increased scale is needed for companies in the industry to remain competitive in long-run 4

AUGUSTA MANUFACTURING FACILITY – KEY TAKEAWAYS

~600,000 tons of capacity

Improved scale in paperboard

- $700 million intended acquisition of a high quality, well invested SBS facility
- ~600 thousand tons of capacity, projected to be ~70 to 80% utilized in 2024
- Increases Clearwater Paper's paperboard capacity by ~70% to 1.4 million tons

$100M Adjusted EBITDA

Accretion

- Acquisition based on ~$100 million of 2023 proforma Adjusted EBITDA
- We expect the acquisition to be Adjusted EBITDA accretive in the first year
- Expectation of $140 to $150 million[1] of annualized Adjusted EBITDA by end of 2026

Value creation

Value creation opportunity

- Purchase price at a pre-synergy multiple of approximately ~7x Adjusted EBITDA
- Advantaged cost structure with volume upside and synergy opportunities
- Expecting post synergy multiple to approach ~4.5x by end of 2026

[1] As there is uncertainty in connection with calculating the adjustments necessary to prepare reconciliations from Adjusted EBITDA to the comparable GAAP financial measure, the Company is unable to reconcile the Adjusted EBITDA projections without unreasonable efforts. Therefore, no reconciliation is being provided at this time. These items could result in significant adjustments from the most comparable GAAP measure."

CLEARWATER PAPER
© Clearwater Paper Corporation 2024
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FOURTH QUARTER EARNINGS RELEASE MATERIALS © Clearwater Paper Corporation 2024 6

Overall • Net sales $513 million for Q4, $2.1 billion for 2023 • Net income $18 million for Q4, $108 million for 2023 • Adjusted net income $23 million for Q4, $114 million for 2023 • Adjusted EBITDA $63 million for Q4 • Adjusted EBITDA $281 million for 2023, up $54 million versus 2022 Pulp and Paperboard • SBS prices down versus Q4 2022, slightly higher for full year • Soft demand from continued de-stocking • Balanced supply and demand resulting in lower production Consumer Products • Tissue prices increased • Strong operational performance and reduced input costs • Demand for private branded products remained strong Capital Structure • Continued to maintain strong financial flexibility • Repurchased $3 million of stock, $23 million since 2022, with $7 million remaining authorized under our stock repurchase program • Reduced net debt $89 million in 2023, $450 million since 2020 Q4 2023 AND FULL YEAR 2023 BUSINESS HIGHLIGHTS © Clearwater Paper Corporation 2024 7

Industry (SBS) • Shipments, production, and operating rates decreased 2023 versus 2022 based on AF&PA data • Shipments (in tons) decreased 15.5%, with a 15.1% decline in in the fourth quarter • Production decreased 13.7%, with a decline of 16.2% in the fourth quarter • Operating rates decreased 93.4% to 83.5%, 79.3% in the fourth quarter • RISI reported price decreases of $80/ton between Q3 and Q4 2023, another $40/ton in Feb 2024 • RISI projecting demand recovery in 2024/2025 Clearwater Paper • Demand and order backlogs continued to be soft during Q4 • Solid operational performance as we managed supply to meet demand • Approximately 85% capacity utilization in the quarter to manage inventories • Unplanned disruption during the quarter due to natural gas pipeline damage in Idaho • Price slightly higher for full year 2023 versus 2022, decline in Q4 2023 versus Q3 2023 and Q4 2022 BUSINESS UPDATE – PULP AND PAPERBOARD SOFT DEMAND LEADING TO REDUCED OPERATING RATES, LOWER INDUSTRY PRICING © Clearwater Paper Corporation 2024 8

Industry • Consumers shifting to private brands with economic uncertainty and inflation • Private brand market share remained at 36%1 Clearwater Paper • Strong demand with Q4 2023 shipments of 13.5 million cases compared to 13 million cases in Q4 2022 and Q3 2023 • Outstanding operational performance continued • Strong service levels with high on-time performance rates • Moderating input costs in pulp, energy and freight as compared to Q3 2023 • Continued to benefit from previously announced price increases BUSINESS UPDATE – CONSUMER PRODUCTS SHIPMENTS STRENGTHENED, PRICES INCREASED © Clearwater Paper Corporation 2024 9 1 Circana panel data for dollar share as of December 2023

© Clearwater Paper Corporation 2024 FINANCIAL PERFORMANCE ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS) 10 2023 2022 2023 2022 Net sales 512.8$ 526.7$ 2,082.8$ 2,080.1$ Cost of sales 437.4 491.4 1,752.0 1,823.4 Selling, general and adminstrative 36.8 33.5 148.3 133.0 Other operating charges, net 2.9 1.2 5.3 9.7 Income from operations 35.7 0.6 177.1 113.9 Non-operating expense (11.3) (8.8) (33.0) (40.9) Income tax provision 6.8 (2.3) 36.4 27.0 Net income (loss) 17.6$ (5.9)$ 107.7$ 46.0$ Diluted income per share 1.04$ (0.34)$ 6.30$ 2.68$ Adjusted income per share 1.35$ (0.30)$ 6.69$ 3.63$ Adjusted EBITDA 63.3$ 55.6$ 281.0$ 226.9$ Quarter Ended December 31, Year Ended December 31,

© Clearwater Paper Corporation 2024 SEGMENT PROFIT AND LOSS AND ADJUSTED EBITDA ($ IN MILLIONS) 2023 2022 2023 2022 Net Sales Pulp and Paperboard 251.3$ 273.5$ 1,063.7$ 1,136.3$ Consumer Products 262.0 254.1 1,023.4 950.2 Eliminations (0.5) (0.9) (4.3) (6.4) 512.8$ 526.7$ 2,082.8$ 2,080.1$ Operating Income Pulp and Paperboard 27.3$ 17.5$ 169.1$ 183.5$ Consumer Products 31.1 1.6 91.7 11.3 Corporate and other (20.0) (17.3) (78.3) (71.1) Other operating charges, net (2.9) (1.2) (5.3) (9.7) 35.4$ 0.6$ 177.1$ 113.9$ Adjusted EBITDA Pulp and Paperboard 36.8$ 26.7$ 206.4$ 220.4$ Consumer Products 45.7 17.6 150.5 74.2 Corporate and other (19.4) (16.6) (75.9) (67.7) 63.3$ 27.8$ 281.0$ 226.9$ Quarter Ended December 31, Year Ended December 31, 11

PULP AND PAPERBOARD Q4 2023 RESULTS Q4 2022 VS. Q4 2023 ADJUSTED EBITDA ($ IN MILLIONS) © Clearwater Paper Corporation 2024 12 Lower industry pricing as reported by RISI Absence of planned major maintenance, and lower energy costs

PULP AND PAPERBOARD 2023 RESULTS 2022 VS. 2023 ADJUSTED EBITDA ($ IN MILLIONS) © Clearwater Paper Corporation 2024 13 Reduced operating schedules and lower shipments Cost deflation related to freight and energy Higher pricing on paperboard offset by unfavorable mix, lower pulp pricing

CONSUMER PRODUCTS Q4 2023 RESULTS Q4 2022 VS. Q4 2023 ADJUSTED EBITDA ($ IN MILLIONS) © Clearwater Paper Corporation 2024 14 Lower pulp, energy and freight, offset by higher chemical costs Benefits from previously announced price increases

CONSUMER PRODUCTS 2023 RESULTS 2022 VS. 2023 ADJUSTED EBITDA ($ IN MILLIONS) © Clearwater Paper Corporation 2024 15 Lower freight costs Benefits from previously announced price increases Higher shipments and increased absorption

© Clearwater Paper Corporation 2024 CAPITAL STRUCTURE AND ALLOCATION Capital structure summary • Ample liquidity • No material near-term debt maturities • Corporate/Issuer ratings: Ba2/BB- Capital allocation • Repurchased 78,793 shares at an average price of $35.69 per share in Q4 2023 • Reduced net debt by $32 million from Q3 2023 • Leverage ratio as of December 2023 is 1.47x • Redeemed 2025 notes $0.0 $0.0 $0.0 $20.0 $425.0 2024 2025 2026 2027 2028 Scheduled Debt Maturity Profile ($ in millions)2 Liquidity Profile ($ in millions)1 ABL Availability $259.0 Less Utilization (23.7) Plus Unrestricted Cash 42.0 Liquidity $277.3 1. ABL availability based on borrowing base calculations and consolidated balance sheet as of December 31, 2023, maximum capacity is $275 million 2. This chart excludes finance leases as of December 31, 2023. Current debt maturities include $20 million ABL due in 2027 and $275 million of 4.75% notes and $150 million Term Loan due 2028 16

OUTLOOK FOR Q1'24 AND 2024 OVERALL ASSUMPTIONS

Q1 2024: $53 to $63 million[1] of adjusted EBITDA

- Weather related impact at Lewiston site
- Increasing paperboard demand and production volumes
- Continued strong performance in tissue

FY 2024 operational assumptions vs. FY 2023

- Maintaining strong tissue margins
- $15 - $25 million positive volume impact, improved paperboard demand in second half of year
- $30 - $35 million negative impact from major maintenance outage at Lewiston site
- $40 - $50 million negative price/cost impact, lower input costs partly offsetting lower paperboard pricing

2024 other assumptions

- Interest expense: $28 to $30 million
- Depreciation and amortization expense: $97 to $100 million
- CAPEX: $90 to $100 million
- Taxes: effective rate ~25 to 26%

2024 assumptions do not include impacts from Augusta acquisition

[1] As there is uncertainty in connection with calculating the adjustments necessary to prepare reconciliations from Adjusted EBITDA to the comparable GAAP financial measure, the Company is unable to reconcile the Adjusted EBITDA projections without unreasonable efforts. Therefore, no reconciliation is being provided at this time. These items could result in significant adjustments from the most comparable GAAP measure."

CLEARWATER PAPER
© Clearwater Paper Corporation 2024 17

APPENDIX © Clearwater Paper Corporation 2024 18

PULP AND PAPERBOARD SEQUENTIAL QUARTER RESULTS Q3 2023 VS. Q4 2023 ADJUSTED EBITDA © Clearwater Paper Corporation 2024 19 ($ IN MILLIONS) Lower industry pricing as reported by RISI Higher fiber, chemicals partially offset by lower energy

CONSUMER PRODUCTS SEQUENTIAL QUARTER RESULTS Q3 2023 VS. Q4 2023 ADJUSTED EBITDA ($ IN MILLIONS) © Clearwater Paper Corporation 2024 20 Lower pricing due to index pricing Lower cost due to lower pulp, freight and energy costs

KEY SEGMENT INFORMATION Q4’2021 Q1’2022 Q2’2022 Q3’2022 Q4’2022 Q1’2023 Q2’2023 Q3’2023 Q4’2023 Pulp and Paperboard Sales ($ millions) $261.3 $266.2 $295.8 $300.8 $273.5 $278.8 $272.3 $261.4 $251.3 Adjusted EBITDA ($ millions) $61.9 $59.5 $61.2 $73.0 $26.7 $66.2 $51.3 $53.1 $36.8 Paperboard shipments (short tons) 211.5 201.4 215.9 208.3 189.0 189.4 186.2 187.9 188.0 Paperboard sales price ($/short ton) $1,164 $1,263 $1,332 $1,405 $1,429 $1,441 $1,413 $1,350 $1,297 Consumer Products Sales ($ millions) $231.8 $223.0 $232.1 $240.9 $254.1 $248.3 $253.6 $259.3 $262.0 Adjusted EBITDA ($ millions) $8.0 $16.2 $19.1 $21.2 $17.6 $19.2 $39.7 $45.8 $45.7 Shipments Retail (short tons in thousands) 79.4 75.4 76.6 76.9 80.8 76.8 78.7 80.5 81.5 Non-Retail (short tons in thousands) 6.2 5.1 2.6 2.3 2.2 1.0 0.1 1.4 2.3 Converted Products (cases in millions)1 12.4 12.0 12.6 12.6 13.0 12.7 12.8 13.0 13.5 Sales Price ($ per short ton) Retail $2,831 $2,872 $2,984 $3,082 $3,095 $3,201 $3,214 $3,198 $3,187 Production Converted Products (cases in millions) 11.9 12.2 12.1 12.9 12.3 12.7 12.6 12.9 13.0 © Clearwater Paper Corporation 2024 21

RECONCILIATION OF ADJUSTED EBITDA

($ IN MILLIONS)

	Quarter Ended			Year Ended	
	December 31,		Sept 30,	December 31,	
	2023	2022	2023	2023	2022
Net income (loss)	$ 17.6	$ (5.9)	$ 36.6	$ 107.7	$ 46.0
Income tax provision	6.8	(2.3)	11.0	36.4	27.0
Interest expense, net	8.0	7.3	6.9	30.0	34.6
Depreciation and amortization expense	24.7	25.9	24.4	98.6	103.3
Other operating charges, net	2.9	1.2	1.8	5.3	9.7
Other non-operating expense	0.2	1.4	(0.1)	(0.1)	5.7
Debt retirement costs	3.1	-	-	3.1	0.5
Adjusted EBITDA	$ 63.3	$ 27.8	$ 80.6	$ 281.0	$ 226.9
Pulp and Paperboard segment income	$ 27.3	$ 17.5	$ 42.7	$ 169.1	$ 183.5
Depreciation and amortization	9.5	9.2	9.4	37.4	37.0
Adjusted EBITDA Paperboard segment	$ 36.8	$ 26.7	$ 52.1	$ 206.4	$ 220.4
Consumer Products segment income	$ 31.1	$ 1.6	$ 31.4	$ 91.7	$ 11.3
Depreciation and amortization	14.6	16.0	14.4	58.8	62.9
Adjusted EBITDA Consumer Products segment	$ 45.7	$ 17.6	$ 45.8	$ 150.5	$ 74.2
Corporate and other expense	$ (20.0)	$ (17.3)	$ (18.0)	$ (78.3)	$ (71.1)
Depreciation and amortization	0.6	0.8	0.6	2.4	3.4
Adjusted EBITDA Corporate and other	$ (19.4)	$ (16.6)	$ (17.4)	$ (75.9)	$ (67.7)
Pulp and Paperboard segment	$ 36.8	$ 26.7	$ 52.1	$ 206.4	$ 220.4
Consumer Products segment	45.7	17.6	45.8	150.5	74.2
Corporate and other	(19.4)	(16.6)	(17.4)	(75.9)	(67.7)
Adjusted EBITDA	$ 63.3	$ 27.8	$ 80.6	$ 281.0	$ 226.9

CLEARWATER PAPER
© Clearwater Paper Corporation 2024
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© Clearwater Paper Corporation 2024 RECONCILIATION OF ADJUSTED INCOME ($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS) 2023 2022 2023 2022 Net income 17.6$ (5.9)$ 107.7$ 46.0$ Add back: Income tax provision 6.8 (2.3) 36.4 27.0 Income before income taxes 24.4 (8.2) 144.2 73.1 Add back: Debt retirement costs 3.1 - 3.1 0.5 Other operating charges, net 2.9 1.2 5.3 9.7 Adjusted income before tax 30.4 (6.9) 152.5 83.3 Normalized income tax provision 7.6 (1.7) 38.1 20.8 Adjusted income 22.8$ (5.2)$ 114.4$ 62.5$ Weighted average diluted shares (thousands) 16,867 17,204 17,091 17,181 Adjusted income per diluted share 1.35$ (0.30)$ 6.69$ 3.63$ Year Ended December 31,Quarter Ended December 31, 23

ADDITIONAL RECONCILIATIONS Net Debt Dec 31 ‘21 Mar 31 ‘22 Jun 30 ‘22 Sep 30 ‘22 Dec 31 ‘22 Mar 31 ’23 Jun 30 ‘23 Sep 30 ‘23 Dec 31 ‘23 Cash $ 25.2 $ 36.4 $69.5 $50.8 $53.7 $16.7 $41.7 $110.2 $42.0 Current debt 1.6 1.6 1.0 1.0 0.9 0.9 0.9 0.9 0.8 Long term debt 637.6 617.7 589.9 564.9 564.9 564.9 564.8 564.6 462.3 add: Deferred debt costs 4.8 4.4 3.8 3.6 3.4 3.2 3.0 3.0 5.1 Subtotal 642.4 623.7 594.7 569.5 569.2 569.0 568.7 568.5 468.3 Net debt $ 617.2 $587.3 $525.2 $518.7 $515.5 $552.3 $527.0 $458.3 $426.3 Free Cash Flow Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Cash from operations $ 32.1 $41.1 $78.5 $13.3 $17.4 $(9.1) $46.0 $88.2 $65.6 Additions to property, plant and equipment, net of proceeds from sales 4.8 (7.9) (5.4) (6.7) (13.5) (21.5) (12.8) (14.2) (25.2) Free cash flow $ 36.9 $33.2 $73.1 $6.6 $3.9 $(30.6) $33.2 $74.0 $40.4 ($ IN MILLIONS) © Clearwater Paper Corporation 2024 24

$2 $10 $22 $4 $20 $17 $5 $7 $28 $30 $24 $27 $6 $30 - $35 2017 2018 2019 2020 2021 2022 2023 2024e 2025e Q1 Q2 Q3 Q4 Total $34 MAJOR MAINTENANCE SCHEDULE ADJUSTED EBITDA IMPACT ($ IN MILLIONS) 1. This information is based upon management’s current assumptions and estimates. 2. See “Forward-Looking Statements” on page 2. 1,2 © Clearwater Paper Corporation 2024 25 1,2 $30 - $35 2025 or 2026 expected